Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Cameron Williams, COO	Alex Stanton
Robert J. Michel, CFO	Stanton Public Relations and
Asta Funding, Inc.	Marketing
(201) 567-5648	(212) 780-0701

Asta Funding, Inc. to Report Third Quarter 2009 Results

ENGLEWOOD CLIFFS, N.J., July 29, 2009 / PR Newswire / — Asta Funding, Inc. (Nasdaq: ASFI), a consumer receivable asset management and liquidation firm, will report its financial results for the third quarter ended June 30, 2009 on Tuesday, August 4, 2009.

Asta Funding, Inc.’s senior executives will hold a conference call for investors on Tuesday, August 4, 2009, at 2:00pm EDT to discuss the company’s financial results.

About Asta Funding:

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.’s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.’s Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2008, Form 10-Q for the quarters ended December 31, 2008 and March 31, 2009 and those described from time to time in Asta Funding, Inc.’s other filings with the Securities and Exchange Commission, news releases and other communications. Asta Funding, Inc.’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com

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